INDEPENDENT CONSULTING AGREEMENT


   THIS AGREEMENT entered into this 23rd day of December, 1998, by and between

   THE ENERGY NETWORK, INC., a Connecticut Corporation, with an office located at 60 Columbus Boulevard, Hartford, CT (hereinafter referred to as "TEN")

   and Oxford Technologies Inc. a Connecticut corporation, with an office located at 221 South Street, New Britain, CT (hereinafter referred to as

   "OXFORD").

   1. AUTHORIZATION AND AGREEMENT TO SOLICIT

          (a)  TEN hereby authorizes OXFORD, subject to the terms and conditions of this Agreement, to solicit expressions of interest and requests for proposals from potential customers to outsource the development, construction and operation of district energy and cogeneration power projects to TEN in the territory described below,

        and to refer such leads to TEN.  The projects which are the subject of this Agreement are those in which TEN expects to participate together with Pratt & Whitney Canada Inc., Carrier Corporation and OXFORD

        (collectively the "Alliance") pursuant to an Alliance Agreement (the

        "Alliance Agreement") dated October 23, 1998 (hereinafter, the

        "Projects").   This Agreement also shall relate to projects which TEN

        and OXFORD may pursue independently of the Alliance, provided, however,

        that TEN agrees in writing to pursue each particular such lead and that such leads meet reasonable qualifications that TEN may from time to time establish.  OXFORD shall conduct the activities set forth in this

        Agreement in those territories prescribed in the Alliance Agreement

        (hereinafter, the "Territory").

          (b) OXFORD agrees to devote its reasonable efforts to solicit orders for Projects in the Territory and agrees not to represent, sell, or offer for sale in the Territory any products, equipment or services which are competitive to the Projects defined herein, except as permitted in the Alliance Agreement.

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          (c) OXFORD shall use its expertise and know-how to identify and prequalify potential projects, including, but not limited to, make initial contacts, prepare and deliver sales presentations, and evaluate and screen projects, all in accordance with the criteria for qualifying leads and other requirements that the marketing committee of the

        Alliance is to establish.

          (d) OXFORD shall facilitate communications, meetings, discussions,

        and follow-up documentation with prospective customers, and also shall cooperate in the development of proposals and securing firm Project agreements, all under the direction of TEN.

          (e) OXFORD shall participate in bi-monthly conference calls as and when scheduled by the marketing committee of the Alliance or such other of its representatives as the Alliance members may designate,  to report all sales leads and assist in development of required

        Sales/Marketing information, literature and lead qualification data.


          (f) All leads and/or potential projects identified and reported by

        OXFORD to the members of the marketing committee of the Alliance at the bi-monthly conference calls (or at such other time and/or place as the members of the marketing committee shall determine) shall be deemed

        "Qualified Leads" for purposes of this Agreements provided i) such lead on potential project conforms to Section 1.1 of the Alliance Agreement,

        ii) the members of the marketing committee unanimously so agree, and

        iii) such leads and potential projects meet the criteria to be established by the Alliance marketing committee.


          (g) All leads and potential projects which OXFORD currently has identified, and any of such leads and potential projects which are deemed to be Qualified Leads, are reflected on Exhibit A hereto.






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   2.   LEGAL STATUS AND AUTHORITY OF OXFORD

        TEN and OXFORD acknowledge that OXFORD is an independent contractor and in no event shall OXFORD, its employees, agents or representatives be considered agents or employees of TEN, except as otherwise set forth in the

   Alliance Agreement.



         OXFORD shall comply with all federal, state, county and local laws and regulations regarding an independent contractor and corporate employer.

   The parties therefore agree that the legal status and authority of OXFORD pursuant to this Agreement shall be strictly construed and limited solely to the obligations set forth in Section I hereof.  OXFORD agrees that OXFORD has the responsibility while conferring or dealing with third parties, to reasonably describe its relationship with TEN under this Agreement and its relationship to parties of the Alliance Agreement, in such a way that no greater legal status or authority may be inferred by such third parties.



   3. CONSULTING FEES

        A Consulting Fee shall be paid to OXFORD within five (5) days of the execution of a contract for a Project by a  Qualified Lead (as defined above in Section 1 (f) provided that the schedule for development of such Project requires the execution of contracts for equipment within 45 days, otherwise payment of such consulting fee to be deferred to a date not later than forty-five (45) days prior to execution of such equipment contracts. The

   Consulting Fee payable with respect to each Project shall be based upon

   Capitalized Costs of the Project according to the following schedule:

        Capitalized Costs                       Consulting Fee
        -----------------                       --------------
        first $20,000,000                            3.0%

        over  $20,000,000                            2.0%




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   The term "Capitalized Costs" is defined as the sum of the budgeted costs plus contributed items stated at fair market value for each project allocated as balance sheet tangible assets such as property, plant and equipment, plant assets, or fixed assets, including but not limited to,

   land, building structures, machinery, equipment, furniture, tools and the following intangible costs:  Architecture fees, engineering fees, legal fees and any fees to be earned by TEN, if capitalized. The term "Capitalized

   Costs" shall exclude all capitalized interest, internal labor and the

   Consulting fee to be paid hereunder. In addition, OXFORD shall be paid a

   Consulting Fee for any fees that may be earned by TEN in the initial year of any arrangement pursuant to which TEN provides service, operation,

   management and/or construction services with an OXFORD qualified lead, equal to four percent (4%) of the revenue to be received by TEN, but only in those instances where TEN does not own  the  Project.

         In the event that TEN closes subsequent Project(s) with a previous

   Qualified Lead, OXFORD shall be entitled to a Consulting Fee as set forth above, provided OXFORD performs its responsibilities as set forth in this

   Agreement.  However, if a Project is closed with the same OXFORD Lead within six (6) months from the date that the prior Project contract was executed with said OXFORD Lead, Consulting Fees shall be calculated on the

   Capitalized Costs on a cumulative basis.



   4.  EXPENSES

        All expenses and other costs attendant with the obligations of OXFORD hereunder shall be borne by OXFORD.  By way of example and not limitation,

   should OXFORD utilize third party assistance in soliciting orders for projects, any resulting compensation to such a third party shall be the responsibility of OXFORD.

        All expenses and other costs attendant with the obligations of TEN hereunder shall be borne by TEN.  By way of example and not limitation,


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   should TEN utilize third party assistance in soliciting orders for projects,

   any resulting compensation to such a third party shall be the responsibility of TEN.



   5.  CONFIDENTIAL INFORMATION

        TEN and OXFORD shall mutually treat as confidential and shall safeguard all information, memoranda, reports and records pertaining to, or resulting from, this Agreement or performance hereunder.  Further, OXFORD agrees to be fully bound by the terms and conditions of a Proprietary Information

   Agreement dated April 22, 1998 executed by Oxford Industries of Connecticut,

   Inc.



   6.  TRADEMARKS

        OXFORD shall not use in any way, directly or indirectly, in whole or in part, trade names or trademarks owned by TEN or other parties to the

   Alliance Agreement, or trade names or trademarks confusingly similar thereto in connection with OXFORD's business except in the manner and to the extent that to which TEN or such parties may specifically consent in writing.

        TEN shall not use in any way, directly or indirectly, in whole or in part, trade names or trademarks owned by OXFORD or other parties to the

   Alliance Agreement, or trade names or trademarks confusingly similar thereto in connection with TEN s business except in the manner and to the extent that to which OXFORD or such parties may specifically consent in writing.



   7.  OXFORD'S EMPLOYEES

        All persons employed by OXFORD in connection with operations under this

   Agreement shall be considered employees of OXFORD and shall in no way,

   either directly or indirectly, be considered employees of TEN.  Any taxes or contributions levied by any governmental entity based upon the payrolls of or employment by OXFORD shall be the exclusive liability of OXFORD and shall


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   in no way be chargeable to TEN.



   8.  WARRANTIES BY OXFORD AND TEN

        OXFORD hereby agrees to indemnify and hold harmless TEN from any claim,

   damage, loss, penalty or expense (including legal fees) resulting from the failure of OXFORD to comply with any of the terms or conditions of this

   Agreement.  TEN hereby agrees to indemnify and hold harmless OXFORD from any claim, damage, loss, penalty or expense (including legal fees) resulting from the failure of TEN to comply with any of the terms or conditions of this Agreement.



   9.  TERMINATION

          (a)  This Agreement shall have a term which is coterminous with the term of the Alliance Agreement,  unless terminated earlier by either party for any reason by the giving of thirty (30) days  prior written notice to the other party, delivered by registered mail addressed to such party at its last known address.  Such notice will be deemed to be given on the date of mailing.  In the event OXFORD or TEN withdraws,

        voluntarily or involuntarily, from the Alliance Agreement, then this

        Agreement also shall terminate.

          (b)  In the event of termination, TEN shall have no further responsibility to OXFORD except:

               (1)  To pay any Consulting Fees due and owing;

               (2)  To pay, when due and owing, a Consulting Fee on any

             prospective Project which becomes a Qualified Lead within one hundred twenty (120) days subsequent to termination of this

             Agreement but which was,  solicited by OXFORD prior to such termination; and

          (c)  In the event of termination, OXFORD also shall promptly return to TEN any and all product models, price books, customer lists, and


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        other sales aids furnished to it by, or developed jointly with, TEN and all copies thereof, at the termination of this Agreement, OXFORD shall submit a list of potential projects on which information has been developed;

           (d)  OXFORD agrees to be bound by all of the termination provisions of this Agreement and expressly waives any rights which it may have (i)

        under any statute or other provision of law or regulation which rights are not set forth in this Agreement, and further agrees to hold TEN harmless from any damages or liabilities arising out of or based upon any such statute or other provision of law or regulation; and, (ii)

        under any statute in the Territory which requires TEN to pay OXFORD upon termination, compensation, damages, penalties or the like based upon OXFORD s representation of TEN in the Territory pursuant to this

        Agreement or otherwise; and OXFORD further hereby expressly waives any right to such payments, and further agrees to indemnify and hold harmless TEN against any claim for, or based upon rights to, such compensation, damages, penalties or the like.




























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   10.  MISCELLANEOUS

          (a)  This Agreement is not exclusive.  TEN and OXFORD may enter into other agreements with third parties to provide similar services.

          (b)  This Agreement and the rights and obligations hereunder shall be and hereby are personal and non-assignable, therefore, any assignment or transfer thereof by OXFORD or TEN shall be void, except with the written consent of  the other party.

          (c)  This Agreement shall be construed in accordance with and governed by the laws of the State of Connecticut.



        IN WITNESS WHEREOF, the parties have hereto executed this Agreement in the month, day and year first written above.



        THE ENERGY NETWORK, INC.           OXFORD TECHNOLOGIES INC.

        By: S/ James P. Laurito            By: S/ Nicholas F. DeFelice
           -----------------------------      ----------------------------
               James P. Laurito                   Nicholas F. DeFelice

        Its President,                     Its President,
           -----------------------------      ----------------------------
                         duly authorized                   duly authorized
























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